Exhibit 10.2

Exhibit A

Form of Stock Option Agreement

NONQUALIFIED STOCK OPTION AGREEMENT

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR OTHER SECURITIES LAW.  SUCH SECURITIES MAY NOT BE OFFERED, REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, OR OTHERWISE DISPOSED OF OR DISTRIBUTED, DIRECTLY OR INDIRECTLY, UNLESS THEY ARE REGISTERED AND QUALIFIED IN ACCORDANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO ELECTRIC AQUAGENICS UNLIMITED, INC., SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED UNDER SUCH LAWS.

Award Summary

Optionee:  WADE R. BRADLEY
Number of Options: 500,000
Exercise Price per Option Share: $1.30

THIS NONQUALIFIED STOCK OPTION AGREEMENT (the “Agreement”), made this _____ day of October, 2006, evidences the award of 500,000 nonqualified stock options (each an “Option” or collectively the “Options”) that have been granted to you, WADE R. BRADLEY (“Optionee”), effective as of November 6, 2006 (the “Grant Date”), in fulfillment of the obligations of Electric Aquagenics Unlimited, Inc., a Delaware corporation (“Company”), under Section 3(a)(iii) of that certain employment agreement entered into between the Optionee and the Company on October _____, 2006 (the “Employment Agreement”) and subject to and conditioned upon the Optionee’s agreement to the terms described below.  Each Option entitles the Optionee to purchase one share of common stock, par value $.0001 per share, of the Company (“Common Stock”) at $1.30 per share, the closing price reported on the NASDAQ OTC Bulletin Board Service on the date hereof.  An executed copy of this Agreement must be returned to the Company within 10 days of the date hereof.  If not, the Options will be null and void.

WHEREAS, pursuant to the Employment Agreement, the Optionee is employed by the Company, and the Company desires to have the Optionee remain in such employ or capacity and to afford the Optionee the opportunity to acquire stockownership in the Company so that the Optionee may have a direct proprietary interest in the Company’s success;

NOW THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, the parties hereto hereby mutually covenant and agree as follows:

1. Terminology

Capitalized terms used in this Agreement not otherwise defined herein shall have the meanings set forth below:

(a) “Change in Control” means (i) the acquisition (other than from the Company) in one or more transactions by any Person, as defined below, of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of (A) the then outstanding shares of the securities of the Company, or (B) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the “Company Voting Stock”); (ii) the closing of a sale or other conveyance of all or substantially all of the assets of the Company; or (iii) the effective time of any merger, share exchange, consolidation, or other business combination involving the Company if immediately after such transaction persons who hold a majority of the outstanding voting securities entitled to vote generally in the election of directors of the surviving entity (or the entity owning 100% of such surviving entity) are not persons who, immediately prior to such transaction, held the Company Voting Stock.  For purposes of this definition, a “Person” means any individual, entity or group within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, other than employee benefit plans sponsored or maintained by the Company and other than individuals, entities or groups to whom the Company has issued on or prior to the date of this Agreement any registered or unregistered security in any form whatsoever, including, without limitation, any stock options or warrants.

(b)	“Committee” means the Compensation Committee of the Board of Directors of the Company, if any (if there is no Compensation Committee, it means the Board of Directors of the Company as a whole).

(c)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(d)
“Fair Market Value” means, with respect to a share of the Common Stock for any purpose on a particular date, the value determined by the Committee in good faith. However, if the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, and listed for trading on a national exchange or market, “Fair Market Value” means, as applicable, (i) either the closing price or the average of the high and low sale price on the relevant date, as determined in the Committee’s discretion, quoted on the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Select Market, or the NASDAQ Global Market; (ii) the last sale price on the relevant date quoted on the NASDAQ Capital Market; (iii) the last sale price on the relevant date quoted on the NASDAQ OTC Bulletin Board Service or by the National Quotation Bureau, Inc. or a comparable service as determined in the Committee’s discretion; or (iv) if the Common Stock is not quoted by any of the above, the average of the closing bid and asked prices on the relevant date furnished by a professional market maker for the Common Stock, or by such other source, selected by the Committee.  If no public trading of the Common Stock occurs on the relevant date but the shares are so listed, then Fair Market Value shall be determined as of the next preceding date on which trading of the Common Stock does occur.  For all purposes under this Agreement, the term “relevant date” as used in this definition of Fair Market Value means either the date as of which Fair Market Value is to be determined or the next preceding date on which public trading of the Common Stock occurs, as determined in the Committee’s discretion.

(e)	“Securities Act” means the Securities Act of 1933, as amended.

(f)	“Service” means the Optionee’s employment with the Company pursuant to the Employment Agreement.

2. Grant of Options

Subject to the terms and conditions set forth herein, the Company hereby grants to Optionee, as of the Grant Date, Options to purchase shares of the Common Stock of the Company.  The number of shares of Common Stock that may be purchased and the Exercise Price per share at which such shares may be purchased is specified above.

3. Exercisability of Option

(a)	Subject to the terms and conditions described in this Agreement, the Options become vested and exercisable in installments in accordance with the schedule below:

Number of Options	Date Vested and Exercisable

100,000	February 6, 2007
100,000	November 6, 2007
100,000	November 6, 2008
100,000	November 6, 2009
100,000	November 6, 2010

(b)	To the extent not exercised, installments shall be exercisable by the Optionee, in whole or in part, at any time on or before the Expiration Date or the earlier termination of the Options.

(c)
 If Service ceases on account of the Optionee’s death, Permanent Disability (as defined in the Employment Agreement) or termination of Optionee by the Company For Cause (as defined in the Employment Agreement) all unvested Options shall immediately terminate.

(d)	If Service ceases on account of resignation by Optionee (other than for Good Reason (as defined in the Employment Agreement)) all vested and unvested Options shall immediately terminate.

(e)
 If Service ceases on account of the Optionee’s termination by the Company other than For Cause, resignation by the Optionee for Good Reason or non-renewal of the Employment Agreement pursuant to Section 12(a) of the Employment Agreement because of a written notice delivered by the Company to Optionee pursuant to such section (other than a non-renewal For Cause) vesting and exercisability of all unvested Options shall be accelerated so that the 100% of the Optionee’s Options shall be fully vested and exercisable.

(f)
 The Options may be exercised only in multiples of whole shares of Common Stock and may not be exercised at any one time as to fewer than one hundred (100) shares of Common Stock, unless the number of shares of Common Stock purchased at such time is the total number of shares of Common Stock in respect of which the Options are then exercisable.

(g)
Upon the occurrence of a Change in Control, vesting and exercisability of the Options shall be accelerated so that the 100% of the Optionee’s Options shall be fully vested and exercisable as of the date of, and in connection with the, closing of the Change in Control transaction.

(h)	In no event shall the Options be exercisable for a fractional share.

4. Method of Exercising Option and Payment of Exercise Price

(a)
 The Options, to the extent exercisable, may be exercised at any time (the “Exercise Date”) on or before the Expiration Date or the earlier termination of the Options, unless otherwise provided under applicable law.  The Options may be exercised by delivering to the Secretary of the Company or its delegate, from time to time, notice, in such manner and form as the Committee may require from time to time, specifying the number of shares of Common Stock to be purchased (the “Notice”), and either (i) cash, certified or cashier’s check, money order or other cash equivalent acceptable to the Committee, in its discretion, to the order of the Company for an amount in United States dollars equal to the Exercise Price multiplied by the number of shares of Common Stock specified in the Notice (the “Total Exercise Price”), such payment to be delivered with the Notice, (ii) properly executed, irrevocable instructions, in such manner and form as the Committee may require from time to time, to effectuate a broker-assisted cashless exercise in accordance with Regulation T of the Board of Governors of the Federal Reserve System through a brokerage firm approved by the Committee, (iii) any other method delivering the Total Exercise Price as approved by the Committee, or (iv) any combination of the foregoing.  An exercise will not be effective until the Secretary of the Company or his or her delegate receives all of the foregoing items.

(b)
 As soon as practicable after the Exercise Date, the Company shall, subject to the receipt of the Total Exercise Price and withholding tax, if any, issue the number of shares of Common Stock with respect to which such Options shall be so exercised, and shall deliver a certificate (or certificates) therefore, or deliver shares of Common Stock electronically or in certificate form to a designated broker, for the shares issued upon exercise of the Options.  Any share certificates delivered will, unless the shares of Common Stock are registered or an exemption from registration is available under applicable federal and state law, bear a legend restricting transferability of such shares of Common Stock.

5. Expiration Date

The Options shall terminate and be of no force or effect after 5:00 p.m. Eastern Time on the last business day coincident with or prior to November 6, 2016, unless fully exercised or terminated earlier (the “Expiration Date”).

6. Termination of Service

(a)
If the Optionee’s Service with the Company ceases for any reason, the Options that, after giving effect to the provisions of Section 3, are then unexercisable will terminate immediately upon such cessation.

(b)
If the Optionee’s Service with the Company ceases for any reason other than Optionee’s resignation (other than for Good Reason), the Options that, after giving effect to the provisions of Section 3, are then exercisable shall terminate as of the sixtieth (60th) calendar day following the date of termination or, if earlier, upon the Expiration Date.  Provided however, that if all or any portion of the 60-day exercise period shall be a period during which the Optionee is prohibited from trading in the Common Stock, then such 60-day exercise period shall be extended by an amount of time equal to any such prohibited period, but in no event beyond the Expiration Date. In the event of death, the exercisable Options may be exercised by the Optionee’s executor, personal representative or the person(s) to whom the Options are transferred by will or the laws of descent and distribution.

(c)
Notwithstanding anything in this Agreement to the contrary, the Options shall terminate in their entirety, regardless of whether the Options are then exercisable, immediately upon the Optionee’s resignation other than for Good Reason.

(d)
If the Company and Optionee dispute the reason that Optionee’s Service with the Company has ceased, for purposes of this Agreement, such reason shall be determined by the Committee in good faith. Any determination made by the Committee with respect to any matter referred to in this Section 6 shall be final and conclusive on all persons affected thereby. For example, if pursuant to the Employment Agreement, the Optionee gives notice to the Company that he is resigning for Good Reason and the Company disputes that there is a Good Reason, for purposes of this Agreement, the Committee shall determine, in good faith, whether or not the Optionee’s resignation is for Good Reason, which determination shall be final and conclusive on all persons affected thereby.

7.	Intentionally Deleted

8.	Coordination With Other Agreements

To the extent that the Optionee is a party to any agreement with the Company that contains covenants the same as or similar to those set forth in this Agreement (hereinafter referred to as the “Other Agreement”), the Optionee and the Company expressly agree that any remedy available to the Company under this Agreement is in addition to, and does not limit the enforceability of, any remedy available to the Company under such Other Agreement.

9. Assignability

Except as otherwise provided herein, these Options are not transferable otherwise than by will or the laws of descent and distribution or to an entity, for estate planning purposes, which is directly controlled by the Optionee and are exercisable during the Optionee’s lifetime only by the Optionee or, during the period the Optionee is under a legal disability, by the Optionee’s guardian or legal representative.  No assignment or transfer of these Options, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise, except by will, the laws of descent and distribution or except as provided above, shall vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon any attempt to assign or transfer these Options the same shall terminate and be of no force or effect.

10. Non-Guarantee of Employment or Service Relationship

Nothing in this Agreement will alter the at-will or other employment status or other service relationship of the Optionee with the Company, nor be construed as a contract of employment or service relationship between the Optionee and the Company, or as a contractual right to continue in the employ of, or in a service relationship with, the Company for any period of time, or as a limitation of the right of the Company to discharge the Optionee at any time with or without Cause or notice and whether or not such discharge results in the failure of any of the Options to become exercisable or any other adverse effect on the Optionee’s interests under this Agreement.

11. No Rights as a Stockholder

The Optionee shall not be deemed for any purpose to be a stockholder of the Company with respect to the shares represented by these Options until these Options shall have been exercised, payment and issue have been made as herein provided and the Optionee’s name has been entered as a stockholder of record on the books of the Company.

12. The Company’s Rights

The existence of these Options shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or other stocks with preference ahead of or convertible into, or otherwise affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of the Company’s assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

13. Adjustments

 If there shall occur any change with respect to the outstanding shares of Common Stock by reason of any recapitalization, reclassification, stock dividend, extraordinary dividend, stock split, reverse stock split or other distribution with respect to the shares of Common Stock, or any merger, reorganization, consolidation, combination, spin-off or other similar corporate change, or any other change affecting the Common Stock, the Committee shall, in the manner and to the extent that it deems appropriate and equitable to the Optionee, cause an adjustment to be made in (i) the number and type of securities subject to the Options, (ii) the Exercise Price of the Options, (iii) the vesting schedule of the Options, and (iv) any other terms of the Options that are affected by the event.

14. Preemption by Applicable Laws or Regulations

Anything in this Agreement to the contrary notwithstanding, if, at any time specified herein for the issue of shares of Common Stock, any law, regulation or requirements of any governmental authority having appropriate jurisdiction shall require either the Company or the Optionee to take any action prior to or in connection with the shares of Common Stock then to be issued, sold or repurchased, the issue, sale or repurchase of such shares of Common Stock shall be deferred until such action shall have been taken.

15. Resolution of Disputes

Any dispute or disagreement which shall arise under, or as a result of, or pursuant to, this Agreement shall be resolved by arbitration as set forth in the Employment Agreement.

16. Invalidity or Unenforceability.

It is the intention of the Company and the Optionee that this Agreement shall be enforceable to the fullest extent allowed by law.  In the event that a court having jurisdiction holds any provision of this Agreement to be invalid or unenforceable, in whole or in part, the Company and the Optionee agree that, if allowed by law, that provision shall be reduced to the degree necessary to render it valid and enforceable without affecting the rest of this Agreement.

17. Waiver.

No delay or omission by the Company in exercising any right under this Agreement shall operate as a waiver of that or any other right.  A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

18. Amendments

This Agreement may be amended from time to time in a written document signed by the Optionee and the Company.  The Optionee and the Company agree that this Agreement shall be subject to any provision necessary to assure compliance with federal and state securities laws.

19. Notice

Any notice which either party hereto may be required or permitted to give to the other shall be in writing, and may be delivered personally or by mail, postage prepaid, addressed as follows:  to the Company at ____________________________ (Attention:  _____________________), or at such other address as the Company, by notice, may designate in writing from time to time; to Optionee, at the address as shown on the records of the Company, or at such other address as Optionee, by notice to the Secretary of the Company, may designate in writing from time to time.

20. Tax Withholding

At the time the Options are exercised, in whole or in part, or at any time thereafter as requested by the Company, Optionee hereby authorizes withholding from payroll or any other payment of any kind due to Optionee and otherwise agrees to make adequate provision for foreign, federal, state and local taxes required to be withheld, if any, which arise in connection with the Options.  The Company may require a cash payment to cover any withholding tax obligation as a condition of exercise of the Options or issuance of share certificates representing shares of Common Stock.

The Committee may, in its sole discretion, permit satisfaction, in whole or in part, of any withholding tax obligation which may arise in connection with the Options either by electing to have the Company withhold from the shares of Common Stock to be issued upon exercise that number of shares, or by electing to deliver to the Company already-owned shares, in either case having a Fair Market Value equal to the amount necessary to satisfy the statutory minimum withholding amount.

21. Fractional Shares

Any fractional shares concerning an Option shall be eliminated at the time of exercise by rounding down for fractions of less than one-half (1/2) and rounding up for fractions of equal to or more than one-half (1/2).  No cash settlements shall be made with respect to fractional shares eliminated by rounding.

22. Governing Law and Consent to Jurisdiction

The parties agree that the formation, validity, interpretation and performance of this Agreement shall be governed and interpreted by the substantive laws of Delaware, without reference to its rules of conflicts of law.

23. Intentionally deleted

24. Reservation of Shares

The Company will reserve and set apart and have at all times, free from preemptive rights, a number of authorized but unissued shares of Common Stock deliverable upon the exercise of the Options sufficient to enable it at any time to fulfill all its obligations hereunder.

25. Nonqualified Nature of Agreement

The Options are not intended to qualify as incentive stock options within the meaning of section 422 of the Code, and this Agreement shall be so construed.  Optionee acknowledges that, upon exercise of the Options, Optionee will recognize compensation income in an amount equal to the excess of the then Fair Market Value of the shares of Common Stock over the Total Exercise Price and must comply with the provisions of Section 20 of this Agreement with respect to any tax withholding obligations that arise as a result of such exercise.

26. Regulatory Compliance

(a)
 No Common Stock shall be issued hereunder until the Company has received all necessary regulatory approvals and has taken all necessary steps to assure compliance with federal and state securities laws or has determined to its satisfaction and the satisfaction of its counsel that an exemption from the requirements of the federal and applicable state securities laws are available.  The Company shall have no obligation to effect any registration or qualification under federal or state laws of the Common Stock subject to this Agreement.

(b)
 The Company may require that the Optionee, as a condition to exercise of the Options, and as a condition to the delivery of any share certificate, make such written representations (including representations to the effect that such person will not dispose of the Common Stock so acquired in violation of federal or state securities laws) and furnish such information as may, in the opinion of counsel for the Company, be appropriate to permit the Company to issue the Common Stock in compliance with applicable federal and state securities laws.

27. Investment Representations

The Optionee represents, warrants and covenants that:

(a)
 Any shares purchased upon exercise of the Options shall be acquired for the Optionee’s account for investment only and not with a view to, or for sale in connection with, any distribution of the shares in violation of the Securities Act or any rule or regulation under the Securities Act, and that he will not distribute the same in violation of any state or federal law or regulation.

(b)
 The Optionee has had such opportunity as he has deemed adequate to obtain from representatives of the Company such information as is necessary to permit the Optionee to evaluate the merits and risks of her investment in the Company.

(c)	The Optionee is able to bear the economic risk of holding shares acquired pursuant to the exercise of the Options for an indefinite period.

(d)
 The Optionee understands that (i) the shares acquired pursuant to the exercise of the Options will not be registered under the Securities Act or under the securities laws of any state and are “restricted securities” within the meaning of Rule 144 under the Securities Act; (ii) such shares cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act, and such registration or qualification as may be necessary under the securities laws of any state, or an exemption from registration is then available; and (iii) there is as of the date of this Agreement no registration statement on file with the Securities and Exchange Commission with respect to the Common Stock subject to this Agreement and the Company has no obligation or current intention to register any such shares acquired pursuant to the exercise of the Options under the Securities Act.

By making payment upon exercise of the Options, the Optionee shall be deemed to have reaffirmed, as of the date of such payment, the representations made in this Section 27.

28. Entire Agreement

This Agreement contains the entire agreement between the parties with respect to the Options granted hereunder and controls over any inconsistent provision in the Employment Agreement.  Any oral or written agreements, representations, warranties, written inducements, or other communications made prior to the execution of this Agreement with respect to the Options granted hereunder will be void and ineffective for all purposes.

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IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and you, as the Optionee, have hereunto set your hand and seal, on the dates set forth below.

ELECTRIC AQUAGENICS UNLIMITED, INC.

By: /s/ Jay Potter
Title: Interim CEO
Date: 10/24, 2006

THE OPTIONEE:

/s/ Wade R. Bradley
Name WADE R. BRADLEY
Date: 10/24, 2006